CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 18 to Registration Statement No. 333-72447 on Form N-1A of our report dated February 24, 2010, relating to the financial statements and financial highlights of First Defined Portfolio Fund, LLC, comprised of the Global Dividend Target 15 Portfolio, NASDAQ(R) Target 15 Portfolio, S&P(R) Target 24 Portfolio, Target Managed VIP Portfolio, The Dow(R) DART 10 Portfolio, The Dow(R) Target Dividend Portfolio, Value Line(R) Target 25 Portfolio, and First Trust Target Focus Four Portfolio, appearing in the Annual Report on Form N-CSR for the year ended December 31, 2009 and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, which are a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
April 30, 2010